UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 5, 2023

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 5, 2023, in connection with the effectiveness of new Securities and Exchange Commission rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”) and a periodic review of the bylaws of Fortinet Inc. (“Fortinet”), Fortinet’s board of directors approved and adopted Fortinet’s amended and restated bylaws (the “Amended and Restated Bylaws”).

Among other things, the Amended and Restated Bylaws:
•address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”), including: (i) providing that stockholders delivering a notice of nomination certify to Fortinet in writing that they have complied with the Universal Proxy Rules requirements, (ii) providing Fortinet a remedy if a stockholder fails to satisfy the Universal Proxy Rules requirements, (iii) requiring that a stockholder providing notice pursuant to the advance notice bylaws to inform Fortinet if a stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rules and (iv) requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the meeting;
•require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
•revise the procedures and disclosure requirements set forth in the advance notice bylaw provisions, including: (i) requiring additional information, representations and disclosures from proposing stockholders, proposed nominees and other persons related to a stockholder’s solicitation of proxies, (ii) restricting the number of nominees a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting and (iii) requiring that proposed nominees be available for interviews by the board of directors or any board of directors committee thereof;
•change the notice period (the “Notice Period”) for bringing matters before the annual meeting of stockholders (the “Annual Meeting”) to be 90 days to 120 days prior to the anniversary of last year’s Annual Meeting, instead of the current Notice Period of 45 days to 75 days prior to the anniversary of the mailing date of the proxy materials for last year’s Annual Meeting, in order to provide more certainty as to the Notice Period and the timing for when notices of nominations and other business are required to be made;
•revise certain provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case to conform to recent amendments to the DGCL;
•update certain provisions related to the conduct of stockholder meetings, including clarifying that the chairperson of a stockholder meeting may set additional attendance or other procedures for meeting attendees and Rule 14a-8 proponents;
•require that a stockholder intending to authorize a qualified representative to act for such stockholder as a proxy to present a nomination or proposal at such meeting to give notice of such authorization to Fortinet at least three business days before the applicable meeting;
•amend the notice provisions to reflect amendments to the DGCL relating to electronic transmission of notices to stockholders;
•add an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the board of directors or a board of directors committee from being achieved; and
•make other updates, including ministerial, clarifying and conforming changes.

Based on the changes set forth in the Amended and Restated Bylaws, the Notice Period for the 2023 Annual Meeting will start on February 17, 2023 and end on March 19, 2023.

The foregoing summary and description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K is formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: February 8, 2023	By:	/s/ JOHN WHITTLE
John Whittle
Executive Vice President and Chief Legal Officer